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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): November 2, 2000

SUNHAWK.COM CORPORATION
(Exact Name of Registrant as Specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	001-15633 (Commission File No.)	91-1568830 (IRS Employer Identification No.)

223 TAYLOR AVENUE NORTH, SUITE 200
SEATTLE, WASHINGTON 98109
(206) 728-6063

(Address, including zip code, and telephone number including are code, of registrant's principal executive office)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (a)
  Financial Statements of Business Acquired.

COPYRIGHT CONTROL SERVICES, INC.

AND SUBSIDIARY

COPYRIGHT CONTROL SERVICES, INC.

AND SUBSIDIARY

Report of Independent Auditors

To The Board of Directors
Corporate Control Services, Inc.

    We have audited the accompanying consolidated balance sheets of Corporate Control Services, Inc. and subsidiary as of September 30, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporate Control Services, Inc. and subsidiary at September 30, 2000 and 1999, and the consolidated results of their operations and their consolidated cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States.

                              /s/ ERNST & YOUNG
                              ERNST & YOUNG

Reading, England
February 26, 2001

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

	September 30, 2000	September 30, 1999
Assets
Current assets:
Cash	$134,038	$1,835
Accounts receivable	43,960	21,756
Prepaid expense	571	417

Total current assets	178,569	24,008

Property and equipment, net	68,557	60,423
Other assets:
Deposits	11,726	13,062

Total assets	$258,852	$97,493

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$289,688	$284,313
Notes payable to related parties	—	206,656

Total current liabilities	289,688	490,969

Commitments (Note 9)
Redeemable convertible Series A preferred stock, par value $1.00
Authorized—1,300,000 shares
Issued and outstanding—1,252,884 shares at September 30, 2000 (liquidation preference $1,252,884)	1,879,326	—
Shareholders' equity (deficit):
Common stock, par value of $0.0001 Authorized—10,000,000 shares 8,801,903 shares issued and 8,669,614 shares outstanding at September 30, 2000; 8,199,215 shares issued and outstanding at September 30, 1999	880	819
Additional paid in capital	7,915,341	484,521
Deferred stock-based compensation	(6,312,794)	—
Treasury stock (132,289 shares)	(13)	—
Accumulated deficit	(3,640,413)	(883,324)
Accumulated other comprehensive income	126,837	4,508

Total shareholders' equity (deficit)	(1,910,162)	(393,476)

Total liabilities and shareholders' equity (deficit)	$258,852	$97,493

See accompanying notes to consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2000	1999
Revenue	$188,869	$150,146
Cost of revenue	327,300	261,163

Gross loss	(138,431)	(111,017)
Selling, general and administrative expense	1,993,165	722,529

Loss from operations	(2,131,596)	(833,546)
Other income (expense)
Interest income	949	98

Net loss	$(2,130,647)	$(833,448)

See accompanying notes to consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

	Common Stock						Accumulated Other Comprehensive Income
			Additional Paid In Capital	Deferred Stock-based Compensation	Treasury Stock	Accumulated Deficit
	Shares	Amount						Total
Balance, September 30, 1998	1,595	—	3			(49,876)	(877)	(50,750)
Issuance of common stock to founders in October 1998	72,288	7	155			—	—	162
Issuance of shares to founder of Chinerose for a note	6,944,962	694	454,489			—	—	455,183
Issuance of common stock in June 1999	369,413	37	24,963			—	—	25,000
Contribution by shareholder in lieu of compensation			4,962			—	—	4,962
Issuance of shares to founders of CCS in August 1999	810,957	81	(51)	—	—	—	—	30
Net loss	—	—	—			(833,448)	—	(833,448)
Currency translation adjustments	—	—	—			—	5,385	5,385

Comprehensive loss								(828,063)

Balance, September 30, 1999	8,199,215	819	484,521			(883,324)	4,508	(393,476)
Issuance of shares in June 2000	10,650	1	7,837	—	—	—	—	7,838
Exercise of options in July 2000	66,561	7	48,993					49,000
Issuance of shares in July 2000	25,477	3	18,747			—	—	18,750
Repurchase of shares	(132,289)		—		(13)	—	—	(13)
Issuance of shares for consulting agreement	500,000	50	369,950	(297,013)		—	—	72,987
Accretion of redemption value of Series A preferred stock						(626,442)		(626,442)
Value of options and warrants issued for services	—	—	6,985,293	(6,015,781)		—	—	969,512
Net loss	—	—	—			(2,130,647)		(2,130,647)
Currency translation adjustments	—	—	—			—	122,329	122,329

Comprehensive loss	—	—	—			—	—	(2,008,318)

Balance, September 30, 2000	8,669,614	880	7,915,341	(6,312,794)	(13)	(3,640,413)	126,837	(1,910,162)

See accompanying notes to consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2000	1999
Operating Activities
Net loss	$(2,130,647)	$(833,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	22,262	22,591
Compensation related to shares, options and warrants issued for services	1,092,087	444,627
Changes in operating assets and liabilities:
Increase in accounts receivable	(28,095)	(21,481)
Increase in prepaid expense	(207)	(412)
Increase in accounts payable and accrued expenses	36,200	251,755

Net cash used in operating activities	(1,008,400)	(136,368)

Investing Activities
Purchase of property and equipment	(30,396)	(39,491)

Net cash used in investing activities	(30,396)	(39,491)

Financing Activities
Proceeds from issuance of Series A preferred stock	1,062,667	—
Repurchase of shares	(13)	—
Proceeds from (repayment of) notes payable issued to related parties, net	(16,439)	115,481
Proceeds from issuance of common stock	26,000	40,710

Net cash provided by financing activities	1,072,215	156,191

Foreign currency exchange translation adjustment	98,784	8,588
Net increase (decrease) in cash	132,203	(11,080)
Cash at beginning of the year	1,835	12,915

Cash at end of the year	$134,038	$1,835

See accompanying notes to audited consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

1.  Description of Business And Liquidity

Business and Organization

    Chinerose Limited (Chinerose) was incorporated on September 17, 1998, and is a privately held company with limited liability registered in England and Wales which carries on business under the name Copyright Control Services. On August 27, 1999, Copyright Control Services, Inc. (CCS) was incorporated in the state of Delaware. On October 4, 1999, CCS exchanged 2,775,000 shares of its common stock for 1,000,000 shares of common stock in Chinerose, whereupon Chinerose became a wholly owned subsidiary of CCS. This was an exchange of shares in Chinerose for shares in a newly formed entity with no operations prior to the exchange and accordingly, the historical bases of Chinerose have been carried forward to CCS.

    On November 2, 2000, CCS was acquired by Sunhawk.com Corporation ("Sunhawk.com"), a publicly traded company incorporated in the state of Washington.

    Chinerose contracts primarily in the UK, with companies owning intellectual digital content to provide security services and protection solutions.

Liquidity

    In 2000 CCS issued 1,252,884 Series A preferred stock at $1.00 per share and received additional financing of $1,062,667 net of settlement of notes payable of $190,217.

    For the year ended September 30, 2000, CCS recorded a net loss of $2,130,647, and had an accumulated deficit of $3,640,413 at that date. At September 30, 2000, CCS did not have sufficient funds available to fund operations for the foreseeable future. Sunhawk.com has agreed to provide ongoing financial support, as required, to enable CCS to continue its operations through March 2002.

2.  Summary of Significant Accounting Policies

Principles of Consolidation

    The consolidated financial statements include the accounts of CCS and its subsidiary Chinerose (collectively the "Company"). Intercompany transactions and balances are eliminated on consolidation.

Cash and Cash Equivalents

    The Company considers all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents.

Property and Equipment

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.

Accounting for Foreign Currency Translation and Transactions

    The functional currency is the pound sterling, which is the operating currency because operating transactions are conducted through CCS Limited in the UK. For financial reporting purposes, assets and liabilities are translated into U.S. dollars at year-end rates, and income and expenses are translated at average exchange rates prevailing during the period. Translation adjustments arising from differences in exchange rates from period to period have been reported as other comprehensive loss in shareholders' equity.

Revenue Recognition

    The Company's contract revenues are derived from services performed in identifying copyright infringements on the internet. Revenue is recognized ratably over the term of the contract.

Income Taxes

    The liability method is used to account for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities that are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Stock-based Compensation

    The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB Opinion No. 25), and related interpretations, in accounting for employee stock options rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123). APB Opinion No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB Opinion No. 25 to provide pro forma disclosure of the impact of applying the fair value method of SFAS No. 123 (see note 7). The Company accounts for stock awards issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES. Such awards are expensed based on the fair value of the award at the date that the related performance has been completed.

Use of Estimates

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that impact amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts reported and disclosed herein.

3.  Property and Equipment

    Property and equipment as of September 30, 2000 and 1999, consists of the following:

	2000	1999
Computers and software	$76,968	$41,652
Vehicles	25,948	28,903
Furniture and fixtures	11,658	13,623

	114,574	84,178
Less accumulated depreciation	(46,017)	(23,755)

	$68,557	$60,423

4.  Notes Payable to Related Parties

    Notes payable to related parties as of September 30, 2000 and 1999, were as follows:

	2000	1999
M.Powell	$—	$13,297
D. Powell, Shareholder	—	193,359

	$—	$206,656

    The notes bore interest at 2% per annum and there were no fixed repayment terms.

5.  Series A Preferred Stock

    The holders of preferred stock shall be entitled to a number of votes equal to the number of shares of common stock into which such stock can be converted.

    The holders of preferred stock are entitled to receive dividends out of assets legally available therefore, prior and in preference to any declaration or payment of any dividend to holders of common stock, at a rate of $0.08 per share per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares). Such dividends shall be payable when, as and if declared by the board of directors. The right to receive dividends is not cumulative, and no right accrues to holders by reason of the fact that dividends are not declared and paid in any prior year.

    The holders of preferred shares have the right to convert their shares into ordinary shares at any time. The number of ordinary shares into which the preferred shares can be converted is determined by dividing the original issue price by a conversion price. The original conversion price is $1.00 and will be adjusted for certain diluting issuances, splits and combinations as defined. The conversion price at September 30, 2000 was $1.00. The preferred shares convert automatically on the earlier of (i) immediately prior to the closing of an underwritten public offering where the per share price is greater than $2.00; or (ii) upon approval of holders of greater than 50% of the outstanding shares of preferred stock.

    The preferred shares can be redeemed at the option of the shareholders. The redemption value of the shares is equal to $1.50 per share if the redemption date is prior to September 30, 2000; $2.00 per share if the redemption date is after September 30, 2000 but prior to December 30, 2000; $2.50 per share if the redemption date is after December 30 but prior to June 30, 2001; and $3.00 per share if the redemption date is on or after June 30, 2001.

    The preferred stock has a preference in liquidation of $1.00 per share plus all accrued or declared but unpaid dividends.

6.  Shareholders' Equity (Deficit)

    On June 21, 1999, the CCS Limited Board of Directors approved a stock split of 100 shares for every 1 share of outstanding common stock. On September 23, 2000, the CCS Board of Directors approved a stock split of 2.662 shares for every 1 share of outstanding common stock. The accompanying financial statements have been adjusted retroactively for the effects of these stock splits and the exchange described in Note 1.

    In June 1999, 6,944,962 shares were issued to the majority shareholder in exchange for a note payable to the shareholder of $15,518. The fair value of the Company's common stock at the time of this transaction exceeded the value paid by the shareholder and accordingly an additional charge of $439,665 was recorded for financial reporting purposes.

    In August 1999, the majority shareholder transferred 73,883 shares of common stock owned by him to another shareholder in lieu of compensation amounting to $4,962. Accordingly, a charge of $4,962 was recorded as a capital contribution for financial reporting purposes.

    In June 2000, 10,650 shares were issued for $1,000 to a third party. A charge of $6,838 was recorded for financial reporting purposes because the fair value of the Company's common stock exceeded the purchase price for the shares.

    In July 2000, pursuant to an agreement between the founders of Chinerose, 132,289 shares of common stock were repurchased at par upon one of the founders ceasing employment with the Company.

7.  Common Stock Warrants and Options To Non-Employees

    Options to purchase 66,561 shares at $0.09 were issued to a non-employee in October 1999. In July 2000, the vesting of these options was accelerated and the option holder exercised the options. In addition, 25,477 additional shares were issued to the option holder for $18,750. A charge of $42,750 was recorded for financial reporting purposes to reflect the fair value of the options.

    In May 2000, the Company entered into a two year consulting agreement. As consideration for the consulting services to be provided under the agreement, the company issued 500,000 shares to the consultants. The fair value of the shares amounting to $370,000 is being recognized over the period of the contract. In July 2000, an amendment was made to the consulting agreement to eliminate a provision in the agreement that permitted the consultants to terminate the agreement with twenty days written notice. As consideration for the amendment, the consultants were issued warrants to purchase 3,327,125 shares at $0.25 per share. These warrants are exercisable but subject to repurchase by the company at $0.01 per share. The fair value of these warrants is being expensed over the remaining term of the consulting agreement. The amount expensed in 2000 amounted to $630,879.

    In 2000, the Company issued additional warrants and options to non-employees to purchase 450,000 shares at exercise prices ranging from $0.05 to $1.00 for services rendered. The warrants were exercisable and non-forfeitable when issued and a charge of $305,453 was recorded for financial reporting purposes to reflect the fair value of these warrants. The options are being expensed over their vesting period of two years. The fair value of the options as of September 30, 2000 and the amount expensed in 2000, amounted to $49,590 and $24,795, respectively.

    Warrants and options issued to non-employees are summarized below:

	Outstanding Options and Warrants
	Exercise Price	Number of Shares	Remaining Contractual Life (Years)	Fair Value at Date of Grant
Warrants:
Exercise price	$0.05	360,000	3.50	$0.73
	$1.00	40,000	9.44	$0.67
	$1.00	25,000	9.46	$0.67
	$0.25	3,327,125	9.17	$1.95
Options:
Exercise price	$0.05	25,000	$9.17	$0.06

8.  Stock Options

Stock Option Plan

    Under the terms of the CCS 1999 Stock Option Plan, CCS was authorized to issue 2,395,800 shares of common stock through incentive and nonstatutory stock options to any former, current, or future employees, officers, directors, agents or consultants, including members of technical advisory boards, and any independent contractors of CCS. Generally, stock compensation, if any, is measured as the difference between the exercise price of a stock option and the fair market value of CCS' stock at the date of grant, which is then amortized over the related service period. Options vest over a five-year period and expire ten years from the date of grant. The fair value of the Company's common stock exceeded the exercise price of certain options on the date of grant by $134,165. This difference is being expensed over the vesting period of the options ($8,385 expensed in 2000).

    A summary of the status of the CCS stock option plan is presented below:

	Outstanding Options
	Number of Shares	Weighted-Average Exercise Price	Fair Value of Option at Date of Grant
Balance at October 1, 1998 and September 30, 1999	—	—	—
Options granted in 2000:	465,866	$0.32	$0.06

Balance at September 30, 2000	465,866	$0.32	$0.06

    The weighted average contractual life of outstanding options at September 30, 2000 was 3.6 years.

    As of September 30, 2000, in connection with the stock option plan, 2,329,239 shares of common stock were available for future issuance. At September 30, 2000, no options were exercisable.

    CCS applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for its stock options issued to employees in the accompanying financial statements because the fair value of the underlying common stock equalled the exercise price of the stock options granted as at the grant date. Had the stock compensation expense for the CCS stock option plan been determined based on the fair value at the grant dates for options granted in 2000, consistent with the fair value method of Statement of Financial Accounting Standards No. 123, CCS' net loss for the years ended September 30, 2000 and 1999 would have been increased to the following pro forma amounts:

	September 30, 2000	September 30, 1999
Net loss:
As reported	$(2,130,647)	$833,448
Pro forma	$(2,132,554)	$833,448

    The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model using the following weighted-average assumptions: risk-free interest rate of 5.72%, expected life of five years, volatility of 0% and dividend yield of 0%.

9.  Commitments

    CCS leases office space under operating lease agreements expiring in 2008. Future minimum lease payments under noncancelable operating leases at September 30, 2000, are as follows:

2001	$13,500
2002	13,500
2003	13,500
2004	13,500
2005	13,500
thereafter	41,625

$109,125

    Total rent expense paid during the years ended September 30, 2000 and 1999, was $13,500 and $12,122, respectively.

10.  Federal Income Taxes

    CCS and Chinerose have not recorded an income tax benefit for losses generated because they have experienced operating losses since inception.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of CCS deferred tax assets and liabilities as of September 30, 2000 are as follows:

Deferred tax assets:
Net operating loss carryforward	$1,092,124

Total deferred tax assets	1,092,124

Deferred tax liabilities:
Prepaid expense	171

Total deferred tax liability	171

Net deferred tax asset	1,091,953

Valuation allowance for deferred tax assets	(1,091,953)

Total deferred tax asset less valuation allowance	$—

    Since the Company's utilization of deferred tax assets is dependent on future profits, a valuation allowance equal to the deferred tax amounts resulting from operating losses since inception has been provided. At September 30, 2000, CCS had net operating loss carryforward of approximately $3,640,413, which do not expire due to UK tax legislation. The increase in the valuation for the year ended September 30, 1999 was $249,484.

  (b)
  Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  Overview

    On August 1, 2000, Sunhawk.com entered into an agreement to acquire Copyright Control Services, Inc. ("CCS") in a transaction to be accounted for under the purchase method of accounting. The original terms of the Share Exchange agreement required Sunhawk.com to issue 750,000 shares of common and 750,000 shares of Class A common stock and warrants to purchase 450,938 shares of common stock at a per share price of $0.0001 with an exercise period of five years. Prior to closing, such shares and warrants would be exchanged for all shares of CCS stock issued and outstanding as of the effective time of the agreement.

    The accompanying unaudited pro forma combined condensed balance sheet assumes that the acquisition took place as of September 30, 2000. The unaudited pro forma combined condensed balance sheet combines the balance sheet of Sunhawk.com as of September 30, 2000, and the consolidated balance sheet of CCS as of September 30, 2000.

    The accompanying unaudited pro forma combined condensed statements of operations present the results of operations of Sunhawk.com for the years ended September 30, 2000 and 1999, combined with the consolidated statement of operations of CCS for the years ended September 30, 2000 and 1999. The unaudited pro forma combined condensed statements of operations give effect to the share exchange as if it had occurred as of October 1, 1998.

    On November 2, 2000, Sunhawk.com consummated its share exchange for the acquisition of CCS pursuant to a definitive share exchange agreement dated August 1, 2000, and amended August 16, 2000, September 29, 2000 and October 13, 2000. Under the terms of the agreement, Sunhawk.com issued an aggregate of 733,760 shares of common stock and 733,758 shares of Class A common stock, and an aggregate of 483,420 warrants for common stock at a price per share of $0.0001 exercisable for five years until 2005. Sunhawk.com did not assume any options outstanding under the CCS 1999 stock option plan. Of the 733,760 shares of stock issued to the CCS shareholders, 100,000 of the common shares are subject to a holdback escrow for the completion of a post closing balance sheet audit. The 733,758 shares of Class A common stock as well as warrants to purchase 392,180 shares of common stock were placed in escrow and are subject to release to the CCS shareholders, or reversion to Sunhawk.com, dependent on the achievement of defined "market capitalization" thresholds. For accounting purposes, and therefore as reflected in the pro forma, the 733,760 shares of common stock and 91,240 warrants to purchase common stock not placed in escrow are included currently in the consideration for the acquisition. The remaining 733,758 shares of Class A common stock and the remaining 392,180 warrants for common stock will not be accounted for until the market capitalization thresholds are achieved. Accordingly such shares are not reflected in the pro forma (see Note 4 of the Notes To Unaudited Pro Forma Combined Condensed for further consideration).

    The acquisition has been accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the fair value of the net assets acquired was approximately $12.9 million.

    The unaudited pro forma combined condensed balance sheet and unaudited combined condensed statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the transaction been in effect as of the dates indicated and should not be construed as being a representation of financial position or future operating results of the combined companies.

    The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and related notes of Sunhawk.com, which are incorporated herein by reference, and CCS.

UNAUDITED PRO FORMA COMBINED CONDENSED
BALANCE SHEETS

(Unaudited)

	Actual September 30, 2000		Pro Forma
	Sunhawk.com	CCS	Adjustments		Combined
	(Audited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$4,646,002	$134,038	$—		$4,780,040
Short-term Investments	4,022,297	—	—		4,022,297
Accounts receivable	44,219	43,960	—		88,179
Prepaid Expenses	215,808	571	—		216,379

Total Current Assets	8,928,326	178,569	—		9,106,895

Property and equipment, net	916,403	68,557	—		984,960
Acquisition costs	106,595	—	(106,595)		0
Digital sheet music masters, net	583,063	—	—		583,063
Patent and trademarks, net	136,062	—	—		136,062
Music catalog distribution Rights, net	1,092,984	—	—		1,092,984
Prepaid digital sheet music masters	893,007	—	—		893,007
Prepaid digital scans	506,882	—	—		506,882
Assemble and trained work force	—	—	153,333	(A),(D)	153,333
Relationships with Internet Service Providers (ISPs)	—	—	250,000	(A),(D)	250,000
Customer relationships	—	—	212,000	(A),(D)	212,000
Goodwill	—	—	8,020,451	(A),(D)	8,020,451
Other	210,038	11,726	—		221,764

Total	13,373,360	258,852	8,529,189		22,161,401

Liabilities and Shareholders' Equity
Current Liabilities:
Line of credit	603,492	—	—		603,492
Accounts payable and accrued expenses	539,936	289,688	1,266,245	(C)	2,095,869
Notes payable to related party	204,261	—	—		204,261
Accrued interest on notes payable to related parties		—	—		—
Notes payable to shareholder	290,000	—	—		290,000
Accrued interest on notes payable to Shareholder	11,781	—	—		11,781

Total Current Liabilities	1,649,470	289,688	1,266,245		3,205,403

Note payable to related party	800,000	—	—		800,000

Total Liabilities	2,449,470	289,688	1,266,245		4,005,403

Redeemable preferred stock, par value $1.00	—	1,879,326	(1,879,326	)(E)	—
Shareholders' Equity:
Common stock	19,554,022	880	11,549,120	(B)(E)	31,104,022
Additional paid in capital		7,915,341	(7,915,341	)(E)	—
Deferred stock-based compensation		(6,312,794)	6,312,794	(E)	—
Treasury stock (132,289 shares)		(13)	13	(E)	—
Accumulated deficit	(8,630,132)	(3,640,413)	(677,479)	(D)(E)	(12,948,024)
Foreign currency exchange translation adjustment		126,837	(126,837	)(E)	—

Total Shareholders' Equity	10,923,890	(1,910,162)	9,142,270		18,155,998

Total	$13,373,360	$258,852	$8,529,189		$22,161,401

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2000

(Unaudited)

	Fiscal Year Ended September 30, 2000
	Sunhawk.com Corporation	Copyright Control Services, Inc.	Pro Forma Adjustments		Combined
	(Audited)	(Audited)
Revenue	$220,561	$188,869	$—		$409,430
Cost of Revenue	379,953	327,300	—		707,253

Gross Loss	(159,392)	(138,431)	—		(297,823)

Selling, general and administrative Expense	6,764,423	1,993,165	4,317,892	(D)	13,075,480

Loss from operations	(6,923,815)	(2,131,596)	(4,317,892)		(13,373,303)
Other income (expense), net	(106,608)	949	—		(105,659)

Net Loss	(7,030,423)	(2,130,647)	(4,317,892)		(13,478,962)
Foreign currency exchange translation adjustment	—	122,329	—		122,329

Comprehensive loss	$(7,030,423)	$(2,008,318)	$(4,317,892)		$(13,356,633)

Net loss per common share:
Basic and Diluted	$(2.92)	$(0.26)			$(4.29)

Weighted average common shares for net loss per share computations:
Basic and diluted	2,405,745	8,252,675			3,139,506

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 1999

(Unaudited)

	Fiscal Year Ended September 30, 1999
		Copyright Control Services, Inc.	Pro Forma
	Sunhawk.com Corporation
			Adjustments		Combined
	(Audited)	(Audited)
Revenue	$100,575	$150,146	$—		$250,721
Cost of Revenue	171,725	261,163	—		432,888

Gross Loss	(71,150)	(111,017)	—		(182,167)

Selling, general and administrative expense	2,660,933	722,529	4,287,057	(D)(E)	7,670,519

Loss from operations	(2,732,083)	(833,546)	(4,287,057)		(7,852,686)
Other income (expense), net	(102,254)	98	—		(102,156)

Net Loss	(2,834,337)	(833,448)	(4,287,057)		(7,954,842)
Foreign currency exchange translation adjustment	—	5,385	—		5,385

Comprehensive loss	$(2,834,337)	$(828,063)	$(4,287,057)		$(7,949,457)

Net loss per common share:
Basic and Diluted	$(2.46)	$(0.37)			$(4.21)

Weighted average common shares for net loss per share computations:
Basic and diluted	1,154,214	2,272,789			1,887,976

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

1.  Basis of Pro Forma Presentation

    On November 2, 2000, Sunhawk.com consummated its share exchange for the acquisition of CCS pursuant to a definitive share exchange agreement dated August 1, 2000, and amended August 16, 2000, September 29, 2000 and October 13, 2000. Under the terms of the agreement, Sunhawk.com issued an aggregate of 733,760 shares of common stock and 733,758 shares of Class A common stock, and an aggregate of 483,420 warrants for common stock at a price per share of $0.0001 exercisable for five years until 2005. Sunhawk.com did not assume any options outstanding under the CCS 1999 stock option plan. Of the 733,760 shares of stock issued to the CCS shareholders, 100,000 of the common shares are subject to a holdback escrow for the completion of a post closing balance sheet audit. The 733,758 shares of Class A common stock as well as warrants to purchase 392,180 shares of common stock were placed in escrow and are subject to release to the CCS shareholders, or reversion to Sunhawk.com, dependent on the achievement of defined "market capitalization" thresholds. For accounting purposes, and therefore as reflected in the pro forma, the 733,760 shares of common stock and 91,240 warrants to purchase common stock not placed in escrow are included currently in the consideration for the acquisition. The remaining 733,758 shares of Class A common stock and the remaining 392,180 warrants for common stock will not be accounted for until the market capitalization thresholds are achieved. Accordingly such shares are not reflected in the pro forma (see Note 4 of the NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED for further consideration).

    The unaudited pro forma combined condensed financial statements give effect to the acquisition of CCS by Sunhawk.com using the purchase method of accounting. Under this method, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair value of the net assets acquired was approximately $12.9 million.

    For purposes of the pro forma Sunhawk.com has determined the purchase price and made an allocation of such purchase price based on the fair market value, a substantial portion of which is captioned as goodwill. The specific identification of the various assets purchased and liabilities assumed and the amount of the purchase price allocated to each asset and liability are based on a final purchase price allocation analysis that includes various appraisal analyses.

    The unaudited pro forma combined condensed consolidated balance sheet assumes that the merger took place as of September 30, 2000. The unaudited pro forma combined condensed statements of operations give effect to the merger as if it had occurred as of October 1, 1998.

2.  Determination of Estimated Purchase Price

    That portion of the ultimate purchase price that is to be accounted for currently is estimated as follows (see also Note 4 of the NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED below):

Common shares/warrants issued	825,000
Per share/warrant value	$14.00

Aggregate value ascribed to the share/warrant consideration to be currently accounted for	$11,550,000
Investment banker transaction fee	750,000
Legal fees	247,617
Accounting fees	181,395
Printing expenses	167,850
Other direct, incremental expenses	25,978

Total consideration	$12,922,840

    The purchase price allocation is as follows:

Tangible assets	$258,852
Assembled and trained work force	230,000
Relationships with Internet Service Providers (ISPs)	375,000
Customer relationships	318,000
Goodwill	12,030,676
Other liabilities	(289,688)

Total purchase price	$12,922,840

3.  Pro Forma Adjustments

    The following pro forma adjustments have been made to the unaudited pro forma combined condensed financial statements:

  (A)
  To record the difference $(12,953,676) between the purchase price allocation and the fair value of identified intangible assets acquired and liabilities assumed from CCS;

  (B)
  To record the issuance of 733,760 shares of Sunhawk.com common stock and 91,240 warrants to purchase Sunhawk.com common stock of $11,550,000;

  (C)
  To record additional transaction costs of $1,266,245 related to the acquisition;

  (D)
  To record the amortization for assembled and trained work force, relationships with ISPs, customer relationships and goodwill over an estimated useful life of three years with expense of $4,317,892 for both the years ended September 30, 2000 and 1999.

  (E)
  To eliminate the historical capital stock $(880), historical preferred stock ($1,879,326) additional paid in capital $(7,915,341), Treasury Stock $(13), Deferred stock-based compensation $(6,312,974), accumulated deficit $(3,640,413) and foreign currency exchange translation adjustment $(126,837).

4.  Potential For Additional Purchase Price Related to Contingent Consideration

    As indicated in Note 1 certain additional Sunhawk.com securities that are escrowed subject to "market capitalization" thresholds have not been currently accounted for in the pro forma. As the thresholds are not achieved without substantial increases in market capitalization, the value of such securities may be significantly higher than the $14.00 per share used to value the initial consideration if the thresholds are met and the shares released. Such securities, if and when released to CCS shareholders or @Visory Group as result of achieving the respective "market capitalization" thresholds, will be recorded at their fair value as additional purchase consideration and to be allocated to additional goodwill or compensation for services. Such goodwill will then require amortization to be expensed in future periods.

5.  Consulting Agreement and Option Agreements

    At the time the share exchange closed, Sunhawk.com entered into a consulting arrangement with @Visory and issued warrants to purchase 225,321 common shares at the fair market value of the underlying shares on the date certain market capitalization thresholds are met. These warrants will be valued at fair value at the date the thresholds are achieved and charged to operations as consulting fees. In addition Sunhawk has agreed to grant the following options to purchase common stock (1) to Martin Eller—850,000 options; (2) to David Powell—850,000 options; (3) to Julian Searle—150,000 options; (4) to Sunhawk.com key management—150,000 options; and (5) to CCS key management—150,000 options. Of the options granted to Martin Eller, 283,333 were granted at fair market value upon consummation of the share exchange. The remaining options will be granted at the fair market value on the date certain market capitalization thresholds are met. These grants will be accounted for in accordance with APB 25, Accounting for Stock Issued to Employees. Accordingly, no compensation will be recognized because the fair value of the underlying common stock will equal the exercise price of the stock options granted.

6.  New Accounting Pronouncements

    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (FIN 44), that clarifies guidance for certain issues related to the application of APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The new guidance under FIN 44 would not have impacted Sunhawk.com's historical accounting for equity instruments and neither company believes that FIN 44 will have an impact on accounting for future equity instruments.

SIGNATURES

    Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2001	SUNHAWK.COM CORPORATION
	By:	/s/ MARLIN J. ELLER
	Name:	Marlin J. Eller
	Title:	Chief Executive Officer
	By:	/s/ TRICIA PARKS-HOLBROOK
	Name:	Tricia Parks-Holbrook
	Title:	Chief Financial Officer

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  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY
Contents
COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY
Report of Independent Auditors
COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET
COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS
COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS
COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY NOTES TO FINANCIAL STATEMENTS
  Cash and Cash Equivalents
  Property and Equipment
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS (Unaudited)
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2000 (Unaudited)
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 1999 (Unaudited)
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
SIGNATURES